Exhibit 99.1

Privia Health Reports Third Quarter 2025 Financial Results

–Very Strong Third Quarter and Year-to-Date Performance Across the Business
–Net Income +94.1% and Adjusted EBITDA +61.6% compared to 3Q’24
–Implemented Providers +13.1% and Practice Collections +27.1% compared to 3Q’24
–FY’25 Guidance Raised Above High End for All Key Operating and Financial Metrics

ARLINGTON, VA – November 6, 2025 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial results for the third quarter ended September 30, 2025.
Third Quarter Performance

	For the Three Months Ended September 30,
($ in millions, except per share amounts)	2025	2024	Change (%) [f]
Total revenue	$580.4	$437.9	32.5%
Gross profit	$122.6	$99.9	22.7%
Operating income	$14.4	$5.8	147.8%
Net income [a]	$6.9	$3.5	94.1%
Non-GAAP adjusted net income b d e	$37.3	$25.1	49.1%
Net income per share	$0.05	$0.03	66.7%
Non-GAAP adjusted net income per share b d e	$0.29	$0.20	45.0%

a.Net income for the three months ended September 30, 2025, included $19.0 million in non-cash stock compensation expense. Net income for the three months ended September 30, 2024 included $15.1 million in non-cash stock compensation expense.
b.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

Third Quarter 2025 highlights include:
•Strong results in the Medicare Shared Savings Program (MSSP) and other value-based care arrangements for 2024 performance year;
•Continued strength in same-store growth and new provider additions, +13.1% versus 3Q’24;
•Practice Collections of $940.4 million, +27.1% versus 3Q’24;
•Adjusted EBITDA b d e of $38.2 million, +61.6% versus 3Q’24; and
•Strong sales and business development pipeline.
Key Operating and Non-GAAP Financial Metrics b, d, e

	For the Three Months Ended September 30,
($ in millions)	2025	2024	Change (%)
Implemented Providers	5,250	4,642	13.1%
Value-Based Care Attributed Lives	1,406,000	1,247,000	12.8%
Practice Collections	$940.4	$739.9	27.1%
Care Margin b d	$125.2	$101.4	23.5%
Platform Contribution b d	$70.6	$50.3	40.4%
Adjusted EBITDA b d e f	$38.2	$23.6	61.6%

Nine-Month Performance

	For the Nine Months Ended September 30,
($ in millions, except per share amounts)	2025	2024	Change (%)

Total revenue	$1,581.7	$1,275.5	24.0%
Gross profit	$339.0	$291.6	16.3%
Operating income	$23.0	$11.7	95.6%
Net income [a]	$13.8	$10.0	37.9%
Non-GAAP adjusted net income b d e	$95.8	$71.1	34.6%
Net income per share	$0.11	$0.08	37.5%
Non-GAAP adjusted net income per share b d e	$0.75	$0.57	31.6%

a.Net income for the nine months ended September 30, 2025 included $55.6 million in non-cash stock compensation expense. Net income for the nine months ended September 30, 2024 included $41.4 million in non-cash stock compensation expense.
b.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

Key Operating and Non-GAAP Financial Metrics b d e

	For the Nine Months Ended September 30,
($ in millions)	2025	2024	Change (%)

Practice Collections	$2,601.9	$2,175.6	19.6%
Care Margin b d	$345.7	$296.1	16.7%
Platform Contribution b d	$179.8	$142.4	26.2%
Adjusted EBITDA b d e	$94.1	$65.6	43.5%

MSSP 2024 Performance
Privia’s Accountable Care Organizations (ACOs) delivered strong 2024 performance results for the Medicare Shared Savings Program (MSSP). The nine Privia ACOs achieved aggregate shared savings of $234.1 million, a 32.6% increase from 2023.
Privia Health to Expand VBC Footprint with Acquisition of ACO Business
On September 23, 2025, the Company signed a definitive agreement to acquire an ACO business from Evolent Health, Inc., which cares for over 120,000 attributed lives through the MSSP as well as various commercial and Medicare Advantage programs. With this transaction, Privia Health will serve more than 1.5 million attributed lives in value-based care (VBC) arrangements across commercial, Medicare, Medicare Advantage and Medicaid. This strategic transaction will increase VBC attributed lives in existing Privia states, add lives in new states, and also offer a compelling synergy opportunity for the ACO-participating providers to join Privia’s Medical Groups for a full suite of services and technology platform.
The transaction is expected to close in the fourth quarter of 2025 subject to applicable regulatory approvals and other customary closing conditions, and is expected to positively contribute to Adjusted EBITDA in 2026. Privia Health will pay $100 million in cash at closing from its balance sheet, and up to an additional $13 million subject to final MSSP performance for 2025.

Capital Resources
The Company's balance sheet at September 30, 2025, included cash and cash equivalents of $441.4 million and no debt. Privia Health’s cash balance does not include approximately $68.5 million in cash received in October 2025 from the Centers for Medicare & Medicaid Services (CMS) as payment for Privia Health’s portion of the shared savings generated for the 2024 performance year of MSSP. Pro forma for the net cash receipt from CMS, and the expected payment to Evolent Health of $100 million for the acquisition of its ACO business, the Company’s cash balance would be $409.9 million.

Updated FY’25 Guidance c d e f
Privia Health raised its full-year 2025 outlook as follows:

	FY 2024	Initial FY 2025 Guidance at 2.27.25 [c]		Updated FY 2025 Guidance at 11.6.25
($ in millions)	Actual	Low	High
Implemented Providers	4,789	5,200	5,300	5,300 - 5,350
Attributed Lives	1,256,000	1,300,000	1,400,000	1,400,000 - 1,425,000
Practice Collections	$2,968.0	$3,150	$3,250	$3,450 - $3,500
GAAP Revenue	$1,736.4	$1,800	$1,900	$2,050 - $2,100
Care Margin c d	$403.9	$435	$445	$455 - $460
Platform Contribution c d	$195.6	$208	$218	$230 - $235
Adjusted EBITDA c d e	$90.5	$105	$110	$118 - $121
•Guidance does not assume any impact from pending Evolent ACO business transaction
•More than 80% of Adjusted EBITDA expected to convert to free cash flow in full-year 2025
•Expect to end FY’25 with at least $410 million in cash and equivalents pro forma for ACO transaction

c.Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of gross margin, operating income and net income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
d.See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution, and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
e.Certain non-recurring or non-cash and other expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly press releases.
f.Any slight variations in totals due to rounding.
Webcast and Conference Call Information
The Company will host a conference call on November 6, 2025, at 8:00 am ET to discuss these results and management’s outlook for future financial and operational performance. You can visit ir.priviahealth.com/news-and-events/events-and-presentations to listen to the call via webcast. The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call under the same link.

If you wish to participate in the live conference call, then please dial 888-596-4144 (or 646-968-2525 for international callers) and provide Conference ID 5704885.
This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.

About Privia Health
Privia Health™ is one of the largest physician enablement companies in the United States with a presence in 15 states and the District of Columbia. Privia builds scaled provider networks with primary-care centric medical groups, risk-bearing entities, a physician-led governance structure, and the Privia Platform comprising an extensive suite of technology and service solutions. Privia collaborates with medical groups, health plans and health systems to optimize 1,340+ physician practices, improve the patient experience for 5.6+ million patients, and reward 5,200+ physicians and advanced practitioners for delivering high-value care.
Privia’s mission is to transform healthcare delivery to achieve better outcomes, lower costs, and improve the health of communities and the well-being of providers. For more information, visit priviahealth.com and connect with us on LinkedIn.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that each of the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.
Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-Q is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things: our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full-year guidance for 2025. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: the heavily regulated industry in which we operate, and any failure by us or our medical groups to comply with the extensive applicable healthcare laws and government regulations; the complexity of the legal framework governing our relationships with Medical Groups, some of which we do not own, and Privia providers, and the impact of legal challenges or shifting interpretations of applicable laws; the execution of our growth strategy, which may not prove viable and we may not realize expected results; difficulties timely implementing our proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in our industry; challenges in successfully establishing a presence in new geographic markets; the impact of failures by or service disruptions at key third-party vendors, such as our primary electronic medical record vendor, athenahealth, Inc.; potential decreases in reimbursement rates by governmental and third-party payers, changes to payment terms or challenges negotiating and retaining favorable contracts with private third-party payers, and changes impacting our patient population; the financial and operational impact of our compliance with various complex and changing federal and state privacy and security laws and regulations related to our use, disclosure, and other processing of personal information and protected health information, including the Health Insurance Portability and Accountability Act of 1996; the impact of actual and potential security threats, cybersecurity incidents or privacy or other forms of data breaches involving us, our vendors or other third parties; the continued availability of qualified workforce, including staff at our medical groups, and the continued upward pressure on compensation for such workforce; and other risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s subsequent Quarterly Reports on Form 10-Q. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations(g)
(unaudited)
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$580,419	$437,921	$1,581,669	$1,275,490

Operating expenses:
Provider expense	455,209	336,501	1,236,010	979,373
Cost of platform	61,440	56,068	185,884	167,231
Sales and marketing	6,960	7,047	20,687	19,984
General and administrative	39,641	30,695	108,881	91,732
Depreciation and amortization	2,766	1,797	7,250	5,436
Total operating expenses	566,016	432,108	1,558,712	1,263,756
Operating income	14,403	5,813	22,957	11,734
Interest income, net	2,271	2,164	7,610	8,114
Income before provision for income taxes	16,674	7,977	30,567	19,848
Provision for income taxes	6,867	3,999	11,426	8,171
Net income	9,807	3,978	19,141	11,677
Less: Net income attributable to non-controlling interests	2,946	443	5,373	1,691
Net income attributable to Privia Health Group, Inc.	$6,861	$3,535	$13,768	$9,986
Net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.06	$0.03	$0.11	$0.08
Net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.05	$0.03	$0.11	$0.08
Weighted average common shares outstanding – basic	122,768,890	119,658,574	121,840,638	119,156,368
Weighted average common shares outstanding – diluted	128,776,684	125,751,006	128,392,315	125,457,540

(g) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets(h)
(in thousands)

	September 30, 2025	December 31, 2024
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$441,352	$491,149
Accounts receivable	499,041	316,179
Prepaid expenses and other current assets	30,533	27,495
Total current assets	970,926	834,823
Non-current assets:
Property and equipment, net	662	1,242
Operating right-of-use asset	5,671	4,828
Intangible assets, net	167,539	109,807
Goodwill	172,215	141,615
Deferred tax asset	17,046	26,383
Other non-current assets	16,928	17,085
Total non-current assets	380,061	300,960
Total assets	$1,350,987	$1,135,783

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$84,668	$81,986
Provider liability	495,683	364,607
Operating lease liabilities, current	2,563	2,553
Total current liabilities	582,914	449,146
Non-current liabilities:
Operating lease liabilities, non-current	3,672	3,037
Other non-current liabilities	1,640	153
Total non-current liabilities	5,312	3,190
Total liabilities	588,226	452,336
Commitments and contingencies
Stockholders’ equity:
Common stock	1,229	1,203
Additional paid-in capital	873,356	813,209
Accumulated deficit	(165,461)	(179,229)
Total Privia Health Group, Inc. stockholders’ equity	709,124	635,183
Non-controlling interest	53,637	48,264
Total stockholders’ equity	762,761	683,447
Total liabilities and stockholders’ equity	$1,350,987	$1,135,783
(h) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Statements of Cash Flows(i)
(unaudited)
(in thousands)

	For the Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income	$19,141	$11,677
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	580	876
Amortization of intangibles	6,670	4,560
Stock-based compensation	55,616	41,401
Deferred tax expense	9,337	7,631
Changes in asset and liabilities:
Accounts receivable	(176,544)	(118,191)
Prepaid expenses and other current assets	(3,038)	(4,272)
Other non-current assets and right-of-use asset	2,345	(70)
Accounts payable and accrued expenses	2,682	7,810
Provider liability	118,815	85,174
Operating lease liabilities	(1,187)	(2,112)
Other long-term liabilities	1,487	—
Net cash provided by operating activities	35,904	34,484
Cash from investing activities
Business acquisitions, net of cash acquired	(89,058)	(707)
Other	(1,200)	(5,006)
Net cash used in investing activities	(90,258)	(5,713)
Cash flows from financing activities
Proceeds from exercised stock options	4,557	2,062
Proceeds from non-controlling interest	—	1,653
Net cash provided by financing activities	4,557	3,715
Net (decrease) increase in cash and cash equivalents	(49,797)	32,486
Cash and cash equivalents at beginning of period	491,149	389,511
Cash and cash equivalents at end of period	$441,352	$421,997

Supplemental disclosure of cash flow information:
Interest paid	$188	$222
Income taxes paid, net of refunds	$5,771	$3,525

Supplemental disclosure of non-cash operating activities:
Lease liabilities obtained in exchange for right-of-use assets	$1,832	$—

(i) Any slight variations in totals are due to rounding.

Additional Financial Information
Revenues disaggregated by source:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in Thousands)	2025	2024	2025	2024
FFS-patient care	$352,604	$283,278	$995,829	$833,862
FFS-administrative services	33,616	30,697	100,986	91,906
Capitated revenue	90,906	53,393	237,108	161,135
Shared savings	79,994	47,438	187,927	134,720
Care management fees (PMPM)	20,992	21,060	53,113	47,826
Other revenue	2,307	2,055	6,706	6,041
Total Revenue	$580,419	$437,921	$1,581,669	$1,275,490

The Company’s liabilities for unpaid medical claims under at-risk capitation arrangements:

	September 30,
(Dollars in Thousands)	2025	2024
Balance, beginning of period	$66,355	$67,138
Incurred health care costs:
Current year	228,352	156,899
Prior years	(9,349)	1,384
Total claims incurred	$219,003	$158,283
Claims paid:
Current year	(159,911)	(97,883)
Prior year	(49,013)	(52,461)
Total claims paid	$(208,924)	$(150,344)
Balance, end of period	$76,434	$75,077

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(j)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in millions)	2025	2024	2025	2024
Implemented Providers (as of end of period) (1)	5,250	4,642	5,250	4,642
Attributed Lives (as of end of period) (2)	1,406,000	1,247,000	1,406,000	1,247,000
Practice Collections (3)	$940.4	$739.9	$2,601.9	$2,175.6

(1) Implemented Providers is defined as the total of all service professionals on Privia Health’s platform at the end of a given period who are credentialed by Privia Health and billed for medical services, in both Owned and Non-Owned Medical Groups during that period.

(2) Attributed Lives are defined as any patient that a payer deems attributed to Privia to deliver care as part of a value-based care arrangement through a provider of primary care services as of the end of a particular period.

(3) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

(j) Any slight variations in totals are due to rounding.

Non-GAAP Financial Measures (4)(k)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2025	2024	2025	2024
Care Margin	$125,210	$101,420	$345,659	$296,117
Platform Contribution	$70,555	$50,257	$179,754	$142,388
Platform Contribution Margin	56.3%	49.6%	52.0%	48.1%
Adjusted EBITDA	$38,187	$23,624	$94,093	$65,568
Adjusted EBITDA Margin	30.5%	23.3%	27.2%	22.1%

(4) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is Gross Profit excluding amortization of intangible assets.
•Platform Contribution is Gross Profit, excluding amortization of intangible assets, less Cost of platform and excluding stock-based compensation expense included in Cost of platform.
•Platform Contribution margin is Platform Contribution divided by Care Margin.
•Adjusted EBITDA is net income attributable to Privia Health Group, Inc. shareholders and subsidiaries excluding non-controlling interests, provision for income taxes, interest income, interest expense, depreciation and amortization, stock-based compensation, employer taxes on equity vesting/exercises, severance charges and other non-recurring expenses.
•Adjusted EBITDA Margin is Adjusted EBITDA divided by Care Margin.

(k) Any slight variations in totals are due to rounding.

Reconciliation of Gross Profit to Care Margin(l)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2025	2024	2025	2024
Revenue	$580,419	$437,921	$1,581,669	$1,275,490
Provider expense	(455,209)	(336,501)	(1,236,010)	(979,373)
Amortization of intangible assets	(2,601)	(1,506)	(6,670)	(4,560)
Gross Profit	$122,609	$99,914	$338,989	$291,557
Amortization of intangibles assets	2,601	1,506	6,670	4,560
Care margin	$125,210	$101,420	$345,659	$296,117
(l) Any slight variations in totals are due to rounding.
Reconciliation of Gross Profit to Platform Contribution(m)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2025	2024	2025	2024
Revenue	$580,419	$437,921	$1,581,669	$1,275,490
Provider expense	(455,209)	(336,501)	(1,236,010)	(979,373)
Amortization of intangibles assets	(2,601)	(1,506)	(6,670)	(4,560)
Gross Profit	$122,609	$99,914	$338,989	$291,557
Amortization of intangibles assets	2,601	1,506	6,670	4,560
Cost of platform	(61,440)	(56,068)	(185,884)	(167,231)
Stock-based compensation(5)	6,785	4,905	19,979	13,502
Platform Contribution	$70,555	$50,257	$179,754	$142,388
(m) Any slight variations in totals are due to rounding.
(5) Amount represents stock-based compensation expense included in Cost of Platform.

Reconciliation of Net Income to Adjusted EBITDA(n)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2025	2024	2025	2024
Net income attributable to Privia Health Group, Inc.	$6,861	$3,535	$13,768	$9,986
Net income attributable to non-controlling interests	2,946	443	5,373	1,691
Provision for income taxes	6,867	3,999	11,426	8,171
Interest income, net	(2,271)	(2,164)	(7,610)	(8,114)
Depreciation and amortization	2,766	1,797	7,250	5,436
Stock-based compensation	18,977	15,106	55,616	41,401
Other expenses(6)	2,041	908	8,270	6,997
Adjusted EBITDA	$38,187	$23,624	$94,093	$65,568

(n) Any slight variations in totals are due to rounding.
(6) Other expenses include employer taxes on equity vesting/exercises, severance and certain non-recurring costs.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share(o)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2025	2024	2025	2024
Net income	$6,861	$3,535	$13,768	$9,986
Stock-based compensation	18,977	15,106	55,616	41,401
Intangible amortization expense	2,601	1,506	6,670	4,560
Provision for income tax	6,867	3,999	11,426	8,171
Other expenses(7)	2,041	908	8,270	6,997
Adjusted net income	$37,347	$25,054	$95,750	$71,115
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.30	$0.21	$0.79	$0.60
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.29	$0.20	$0.75	$0.57
Weighted average common shares outstanding – basic	122,768,890	119,658,574	121,840,638	119,156,368
Weighted average common shares outstanding – diluted	128,776,684	125,751,006	128,392,315	125,457,540
(o) Any slight variations in totals due to rounding.
(7) Other expenses include employer taxes on equity vesting/exercises, severance and certain non-recurring costs.